UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INSTALLED BUILDING PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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INSTALLED BUILDING PRODUCTS, INC.

495 SOUTH HIGH STREET, SUITE 50

COLUMBUS, OHIO 43215

Notice of Annual Meeting of Stockholders

to be held on June 1, 2016

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Installed Building Products, Inc. (the “Company”) will be held on June 1, 2016 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders via live webcast. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IBP2016.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of the three Class III director nominees named in the Proxy Statement to serve for a three-year term;

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for the Annual Meeting is April 6, 2016. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

We will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 22, 2016 to the holders of record of our common stock as of the close of business on the record date. The Notice contains instructions on how to access our Proxy Statement and our 2015 Annual Report, which includes our Annual Report on Form 10-K for the 2015 fiscal year, on the internet, as well as instructions on how to request a paper copy of the proxy materials, including a form of proxy.

By Order of the Board of Directors

Shelley A. McBride
Columbus, Ohio	General Counsel and Secretary
April 22, 2016

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible to ensure your representation at the Annual Meeting. In order to vote, you must have your 12-digit control number included in your Notice. You may vote in any of the ways listed below.

Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week, prior to 11:59 p.m. Eastern Time on May 31, 2016.

By Telephone: You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, prior to 11:59 p.m. Eastern Time on May 31, 2016.

By Mail: If you received printed proxy materials, you may vote by completing, signing and dating each proxy card and returning it in the prepaid envelope to Broadridge Financial Services, c/o Vote Processing, 51 Mercedes Way, Edgewood, NY 11717 to be received no later than May 31, 2016.

At the Meeting: You may vote at the Annual Meeting via live webcast. Instructions are posted at www.virtualshareholdermeeting.com/IBP2016.

INSTALLED BUILDING PRODUCTS, INC.

i

Installed Building Products, Inc.

495 South High Street, Suite 50

Columbus, Ohio 43215

(614) 221-3399

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of Installed Building Products, Inc. (“Annual Meeting”) will be held on June 1, 2016 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders via live webcast. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at the Annual Meeting and any adjournment thereof.

This Proxy Statement and the form of proxy will be provided to stockholders on or about April 22, 2016 through the mailing of a Notice of Internet Availability of Proxy Materials.

The Notice of Annual Meeting of Stockholders, this Proxy Statement and our 2015 Annual Report, which includes our Annual Report on Form 10-K for the 2015 fiscal year, are available at www.proxyvote.com.

All references in this Proxy Statement to “Installed Building Products,” “we,” “us” or the “Company” refer to Installed Building Products, Inc.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws, and, therefore, are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (December 31, 2019); (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/IBP2016. The webcast will start at 10:00 a.m. Eastern Time on June 1,

2016. Stockholders may vote their shares and submit questions while connected to the Annual Meeting on the internet.

What do I need in order to be able to participate in the Annual Meeting?

Instructions on how to connect, participate and vote via the live webcast, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/IBP2016.

In order to vote your shares electronically or submit questions during the Annual Meeting, you must have your 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Otherwise, you will only be able to listen to the meeting.

What is the action to be taken at the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters described below and further detailed in this Proxy Statement. Following the meeting, management will respond to questions from stockholders.

•	Proposal 1—The election of the three Class III director nominees named in this Proxy Statement to serve for a three-year term.

•	Proposal 2—The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Could other matters be decided at the Annual Meeting?

Our Amended and Restated Bylaws (“Bylaws”) require that we receive advance notice of any proposal to be brought before the Annual Meeting by our stockholders, and we have not received notice of any such proposals. If any other matters were to properly come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters on your behalf.

What is the recommendation of the Board on the Proposals to be voted on at the Annual Meeting?

The Board unanimously recommends that you vote:

•	“For” the election of the three Class III director nominees named in this Proxy Statement to serve for a three-year term and

•	“For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Who can vote at the Annual Meeting?

Only holders of record of our common stock as of the close of business on April 6, 2016, the record date, or such holders’ proxies are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 6, 2016, there were 31,333,961 shares of common stock outstanding and entitled to vote. You have one vote for each share of common stock that you hold as of the record date. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed on the first page of this Proxy Statement for a period of ten days prior to the Annual Meeting. During the Annual Meeting, the list will be available for examination at www.virtualshareholdermeeting.com/IBP2016.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if your shares were registered directly in your name with American Stock Transfer and Trust, our transfer agent, at the close of business on the record date.

Beneficial Owner. You are a beneficial owner if your shares were held by a brokerage firm or other nominee and not in your name at the close of business on the record date. Being a beneficial owner means that your shares are held in “street name.”

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the internet must be received by 11:59 p.m. Eastern Time on May 31, 2016.

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on May 31, 2016.

By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope to Broadridge Financial Services, c/o Vote Processing, 51 Mercedes Way, Edgewood, NY 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 31, 2016.

During the Annual Meeting. Instructions on how to vote during the Annual Meeting via the live webcast are posted at www.virtualshareholdermeeting.com/IBP2016.

Voting via the internet or by telephone authorizes the named proxies to vote as you direct in the same manner as if you had completed, signed, dated and returned your proxy card. If you vote via the internet or by telephone or plan to vote during the Annual Meeting via the live webcast, do not return your proxy card.

Beneficial Owners. If you are a beneficial owner, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of internet and telephone voting will depend on the voting process of your broker or other nominee. Shares held beneficially may not be voted during the Annual Meeting. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.

Can I revoke or change my vote?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote via the internet or by telephone—only your latest internet or telephone proxy received by 11:59 p.m. Eastern Time on May 31, 2016 will be counted;

•	participating in the Annual Meeting via the live webcast and voting during the meeting; or

•	delivering a written revocation to our Secretary at 495 South High Street, Suite 50, Columbus, Ohio 43215, to be received no later than May 31, 2016.

Attendance at the Annual Meeting via the live webcast without voting during the meeting will not cause your previously submitted proxy to be revoked unless you specifically so request.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone or via the internet before the Annual Meeting, or during the Annual Meeting via live webcast, your shares will not be voted at the Annual Meeting. If you submit a proxy without voting instructions on one or more proposals, your shares will be voted as follows: (1) FOR the election of the three Class III director nominees named in this Proxy Statement; (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (3) in the discretion of the proxy holders on any other business that may properly come before the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares and you do not provide your broker or other nominee with voting instructions for your shares, your broker or other nominee may vote your shares only on those matters on which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1 (the election of directors). However, your broker or other nominee does have discretion to vote your shares on routine matters such as Proposal 2 (the ratification of an independent registered public accounting firm). The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from you is referred to as a “broker non-vote.” Please see “What is a ‘broker non-vote’?” below for more information.

What is a “broker non-vote”?

Under NYSE rules, brokers and other nominees who do not receive voting instructions from their clients have the discretion to vote the shares on certain matters (“discretionary matters”), but do not have discretion to vote the shares on other matters (“non-discretionary matters”). Under current NYSE rules, Proposal 1 (the election of Class III directors) is considered a non-discretionary matter for which brokers do not have the ability to vote, and Proposal 2 (the ratification of the appointment of our independent registered public accounting firm) is considered a discretionary matter upon which the broker has the ability to vote. A broker non-vote occurs when shares held by a broker or other nominee are not voted with respect to a matter because the broker or other nominee has not received voting instructions from the beneficial owner and the matter being voted on is a non-discretionary matter.

What is the effect of a broker non-vote?

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the outcome of any proposal.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our stockholders electronically via the internet. On or about April 22, 2016, we will mail the Notice of Internet Availability of Proxy Materials to our stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2015 Annual Report, which includes our Annual Report on Form 10-K for the 2015 fiscal year. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of this Proxy Statement, including a form of proxy. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card via the internet or by telephone. If you received paper proxy materials by mail, please complete, sign, date and return each proxy card you received to ensure that all of your shares are voted.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.

How is a quorum obtained, and why is a quorum required?

We will hold the Annual Meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of our common stock are present or represented by proxy at the Annual Meeting. As of the close of business on April 6, 2016, we had 31,333,961 shares of common stock outstanding and entitled to vote at the Annual Meeting, meaning that 15,666,981 shares of common stock must be present or represented by proxy to have a quorum. If a quorum is not present at the Annual Meeting, the meeting may be adjourned from time to time until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the proxy card. Similarly, if your shares are held in the name of your broker or other nominee and you do not direct your broker or other nominee how to vote your shares, your shares will still be counted for purposes of determining the presence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

How many votes are required to approve each proposal?

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation
Proposal 1—The election of the three Class III director nominees named in this Proxy Statement to serve for a three-year term	Plurality of votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote	• FOR ALL nominees • WITHHOLD ALL nominees • FOR ALL EXCEPT those specific nominees from whom you WITHHOLD your vote • A withhold vote or a broker non-vote will have no effect	FOR ALL nominees

Proposal 2—The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016	Majority of votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote	• FOR • AGAINST • ABSTAIN • Abstention will have the same effect as an “AGAINST” vote	FOR

How can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who is conducting this proxy solicitation?

The Company’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting. Solicitation will be made by mail or internet availability but could also be made by our directors, officers and select other Company employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed by the Company for their out-of-pocket expenses incurred in connection with the solicitation. Brokers and other nominees will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

PROPOSAL 1—ELECTION OF DIRECTORS

Overview

Our Bylaws permit the Board of Directors to establish our authorized number of directors. Nine directors are currently authorized, and the Board currently consists of nine members. Our Second Amended and Restated Certificate of Incorporation provides that our directors are divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III, with one class of directors elected annually for three-year terms. Each director holds office until that director’s successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Our directors are classified into the following three classes:

•	Class I: Michael T. Miller, J. Michael Nixon and Steven G. Raich, whose terms expire at the 2017 Annual Meeting of Stockholders

•	Class II: Margot L. Carter, Robert H. Schottenstein and Michael H. Thomas, whose terms expire at the 2018 Annual Meeting of Stockholders

•	Class III: Jeffrey W. Edwards, Lawrence A. Hilsheimer and Janet E. Jackson, whose terms expire at the 2016 Annual Meeting of Stockholders

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated and is submitting to a vote of the stockholders a proposal to elect the named Class III nominees as directors, each to serve a three-year term ending on the date of the 2019 Annual Meeting.

All nominees are incumbent directors of the Company.

Director Nominees

Our Nominating and Corporate Governance Committee has recommended to the Board that Mr. Edwards, Mr. Hilsheimer and Ms. Jackson be nominated for re-election as Class III directors.

Nominees for Board membership are expected to demonstrate leadership and to possess outstanding integrity, values and judgment. Our nominees have a blend of historical and new perspectives about our Company. Our Nominating and Corporate Governance Committee and the Board have determined that each of the nominees possess the right skills, experience and perspectives, collectively with other directors, to comprise a well-rounded, highly effective Board, and have determined that the nominees add to the overall diversity of the Board by bringing a wide range of experiences spanning various industries and organizations.

Based on the Nominating and Corporate Governance Committee’s recommendation and the nominees’ credentials, experience, attributes and skills outlined below under the caption “Information Regarding the Director Nominees and Directors Continuing in Office,” the Board has determined that the nominees can make a significant contribution to the Board and should serve as directors of the Company. The nominees have accepted the nomination and have agreed to serve if elected. If any nominee becomes unable to serve, the proxy holders will use their discretion to vote the shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee nominated and recommended by the Board.

The Board has nominated the following individuals for re-election as Class III directors, each to serve a three-year term ending on the date of the 2019 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal:

•	Jeffrey W. Edwards

•	Lawrence A. Hilsheimer

•	Janet E. Jackson

Vote Required

Pursuant to our Bylaws, election of a director requires the affirmative vote of a plurality of the total shares present or represented by proxy at the Annual Meeting and entitled to vote. For the election of directors, “WITHHELD” votes and broker non-votes have no effect. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the Director nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES, EACH TO SERVE A THREE-YEAR TERM ENDING ON THE DATE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL HIS OR HER EARLIER DEATH, RESIGNATION, RETIREMENT, DISQUALIFICATION OR REMOVAL.

Information Regarding the Director Nominees and Directors Continuing in Office

The following biographical information regarding each director nominee and director continuing in office is as of April 22, 2016. In addition to age and tenure as a director of the Company, it includes information about each individual’s principal occupation, professional experience including public company and other directorships during the past five years, educational background, and certain other attributes, qualifications and skills that led the Nominating and Corporate Governance Committee and the Board to conclude that each nominee should be nominated for re-election.

DIRECTOR NOMINEES:

Class III—Terms Expire at the 2016 Annual Meeting of Stockholders

Jeffrey W. Edwards Age 52 Chairman of the Board since 1999	Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board of Directors on management’s perspective over a full range of issues affecting the Company. Prior to joining us, he acted as an officer and strategist for several companies that he and his family have started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University. Mr. Edwards’ leadership, executive, managerial and business experience, along with his more than 25 years of experience in the industry make him a valued member of the Board of Directors.

Lawrence A. Hilsheimer Age 58 Director since 2014	Since May 2014, Mr. Hilsheimer has served as the Executive Vice President and Chief Financial Officer of Greif, Inc., a global leader in industrial packing products and services. Mr. Hilsheimer served from April 2013 to April 2014 as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company, a manufacturer of branded consumer lawn and garden products, where he had overall responsibility for corporate and operating finance functions. Prior to joining Scotts, from 2007 to 2013, Mr. Hilsheimer served in various roles at Nationwide Mutual Insurance Company, a provider of property and casualty insurance and financial services, starting as Executive Vice President and Chief Financial Officer through 2009, followed by President and Chief Operating Officer roles for multiple business units, including Nationwide Direct and Customer Solutions and Nationwide Retirement Plans. Prior to joining Nationwide, Mr. Hilsheimer was Vice Chairman and Regional Managing Partner of Deloitte & Touche USA, LLP. He holds a B.A. in business administration from Fisher College of Business at The Ohio State University and a J.D. from Capital University Law School. Mr. Hilsheimer sits on the Dean’s Advisory Council at the Fisher College of Business and on the Audit and Compliance Committee of The Ohio State University Board of Trustees. Mr. Hilsheimer’s broad business background and corporate finance and public accounting experience, including as a chief financial officer with responsibility and accountability for all corporate and operating finance functions, make him a valued member of the Board of Directors.

Janet E. Jackson Age 63 Director since 2014	Since January 2003, Ms. Jackson has served as President and Chief Executive Officer of United Way of Central Ohio, a nonprofit organization and one of the largest United Way affiliates in the country. Prior to joining United Way, Ms. Jackson served as Columbus City Attorney in Columbus, Ohio from 1997 to 2003, where she represented all municipal entities and oversaw the criminal prosecution of misdemeanors. Before her appointment as Columbus City Attorney, Ms. Jackson served for nearly ten years as a Franklin County Municipal Court Judge. Ms. Jackson was the first woman and the first African American to hold her position at United Way and to be elected as Columbus City Attorney, and the first African American female judge in Franklin County history. She holds a B.A. in history from Wittenberg University in Springfield, Ohio and a J.D. from the National Law Center at The George Washington University in Washington, D.C. We believe Ms. Jackson’s significant leadership experience, as well as extensive strategy and legal background, make her a valued member of the Board of Directors.

DIRECTORS CONTINUING IN OFFICE:

Class I—Terms Expire at the 2017 Annual Meeting of Stockholders

Michael T. Miller Age 51 Director since 2004	Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President—Finance, has been our Chief Financial Officer since July 2013 and has served as a director since March 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and CIBC in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller serves on the board of BMC Stock Holdings, Inc. and is a member of its audit committee. Mr. Miller’s extensive experience with us in the building products industry, background in finance and knowledge of financial reporting make him a valued member of the Board of Directors.

J. Michael Nixon Age 71 Director since 2012	Mr. Nixon is the founder of TCI Contracting, LLC, an installer of building products and one of the Company’s indirect subsidiaries, where he has served as the chief executive officer since 2006. Prior to establishing TCI Contracting, LLC, Mr. Nixon founded and led Quality Insulation Inc., a Connecticut-based insulation installer, over a thirty-year period. In addition, he is the owner of Hawks Ridge Golf Club in Ball Ground, Georgia. In 2010, Mr. Nixon was appointed to the Cherokee County Airport Authority, and in 2011, he was appointed to the Georgia Properties Commission. Mr. Nixon’s extensive experience and leadership in the building products installation industry make him a valued member of the Board of Directors.

Steven G. Raich Age 43 Director since 2011	Mr. Raich became a partner of Littlejohn Management Holdings, LLC (“Littlejohn”), a private equity firm, in January 2008 after having been with the firm since 2000. Mr. Raich joined Littlejohn from Golub Capital, a private equity and debt fund where he analyzed new investment opportunities and worked with portfolio company managers. Previously, Mr. Raich was employed at Ernst & Young LLP in the mergers and acquisitions advisory services group. He received an M.B.A. from the Stern School of Business at N.Y.U. and an A.B. from Duke University. Mr. Raich’s extensive experience in corporate strategy, finance and acquisitions make him a valued member of the Board of Directors.

Class II—Terms to Expire at the 2018 Annual Meeting of Stockholders

Margot L. Carter Age 48 Director since 2014 and Presiding Independent Director since 2015	Ms. Carter is President of Living Mountain Capital L.L.C., a business advisory consulting firm she founded in 1998. Living Mountain advises clients on corporate governance (including board composition), business strategy, corporate development (including strategic alliances and acquisitions) and restructurings. From 2010 to February 2015, Ms. Carter served as Executive Vice President, Chief Legal Officer and Secretary for RealPage, Inc., a leading global property management software solutions and big data company in the commercial, multifamily, single-family and vacation rental industries. Ms. Carter was Executive Vice President and General Counsel at The Princeton Review, Inc. from 2004 to 2007 through the sale to Bain Capital Ventures, Executive Vice President, General Counsel and Managing Director at Soundview Technology Group, Inc. from 2003 to 2004 through the sale to The Charles Schwab Corporation and Vice President and Assistant General Counsel of Cantor Fitzgerald and its affiliate eSpeed, Inc. from 2001 to 2003. Ms. Carter received her B.A. in economics and history from SUNY Binghamton and her J.D. from Fordham University School of Law. Ms. Carter’s extensive international business strategy, development, acquisitions, finance, real estate, general counsel and corporate governance experience, both as an executive and board member of global public companies, make her a valued member of the Board of Directors.

Robert H. Schottenstein Age 63 Director since 2014	Mr. Schottenstein is Chairman of the Board, Chief Executive Officer and President of M/I Homes, Inc., one of the largest publicly traded home builders in the United States. He joined M/I Homes in 1990, was named President in 1996, Chief Executive Officer in 2003, and Chairman in 2004. Prior to joining M/I Homes, from 1977 to 1990, Mr. Schottenstein was engaged in the private practice of law specializing in commercial real estate, corporate and banking transactions. From 1995 to 2006, Mr. Schottenstein served on the Board of Directors of Huntington Bancshares, Incorporated, a regional bank holding company headquartered in Columbus, Ohio. Mr. Schottenstein served as a Trustee of The Ohio State University from 2005 to 2014 and served as Chairman of The Ohio State University Board from February 2012 to April 2014. He is also a Board Member of The Children’s Hospital Foundation, serves on the Executive Committee of The Policy Advisory Board of Harvard University’s Joint Center for Housing Studies, serves on the Pelotonia Board, and is a member of The Columbus Partnership. In 2002, he received the Central Ohio Building Industry Association “Builder of the Year” Award and, in 2008, Mr. Schottenstein was named national “Executive of The Year” for the homebuilding industry by Builder Magazine. Mr. Schottenstein holds a B.A. from Indiana University and a J.D. from Capital University Law School. Mr. Schottenstein’s experience in the homebuilding industry and as an executive and board member of public companies make him a valued member of the Board of Directors.

Michael H. Thomas Age 66 Director since 2014	Mr. Thomas retired in October 2014 from Stonehenge Partners, Inc., a private mezzanine and equity investment firm, where he was a partner. From 1999 to his retirement, he was responsible for providing counsel in matters of investment origination, portfolio asset management and disposition of investments. Prior to joining Stonehenge, Mr. Thomas co-founded and served as Executive Vice President and Treasurer of JMAC, Inc., the holding and investment company of the McConnell family of Worthington, Ohio. His activities at JMAC included direct investment in the financial services, publishing, health care, real estate and manufacturing sectors. He was also responsible for the McConnell family’s financial, estate and income tax planning. From 1971 to 1980, Mr. Thomas was employed by Ernst & Young LLP, managing its Columbus, Ohio tax practice. He holds a B.A. in business administration from the University of Notre Dame. Mr. Thomas previously served as one of our directors from 2004 to 2011. We believe Mr. Thomas’ significant business and investment experience, knowledge of our business and accounting background make him a valued member of the Board of Directors.

CORPORATE GOVERNANCE

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Bylaws provide that the number of directors constituting the Board of Directors is fixed from time to time by the affirmative vote of a majority of the total number of directors then in office. No decrease in the authorized number of directors will have the effect of removing an incumbent director until the incumbent director’s term of office expires. Vacancies may be filled by resolution of the Board.

The current authorized size of the Board is nine directors, and nine directors are currently serving on the Board. The Board is divided into three classes, designated Class I, Class II and Class III, with each class of directors serving staggered three-year terms. As a result, only one class of directors is elected at each annual meeting of stockholders with the other classes of directors continuing to serve for the remainder of their respective terms.

Class I—Terms Expires at the 2017 Annual Meeting of Stockholders	Class II—Terms Expires at the 2018 Annual Meeting of Stockholders	Class III—Terms Expire at the 2016 Annual Meeting of Stockholders
Michael T. Miller J. Michael Nixon Steven G. Raich	Margot L. Carter Robert H. Schottenstein Michael H. Thomas	Jeffrey W. Edwards Lawrence A. Hilsheimer Janet E. Jackson

Director Qualification and Board Diversity

Our Nominating and Corporate Governance Committee is responsible for annually reviewing the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of candidates for director (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election or re-election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee and the Board will take into account numerous factors, including industry knowledge, financial skills, experience as a board member or executive officer of a publicly held company, other executive or leadership skills and diversity. The Nominating and Corporate Governance Committee does not assign specific weight to particular factors, and depending on the current needs of the Board, may weigh a factor or factors more or less heavily.

Although the Nominating and Corporate Governance Committee and the Board do not have a written diversity policy, the Board, as a group, is expected to represent a broad diversity of backgrounds and experience in business matters. The Nominating and Corporate Governance Committee believes that the collective experience of our directors, covering a wide range of backgrounds, skills, geographies, industries, ages, gender and race, serves to make the Board balanced and well diversified.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee may rely on suggestions and recommendations from directors, stockholders, management and others. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and other sources, and evaluates candidates for nomination for election to the Board recommended by stockholders on a substantially similar basis as it considers other nominees. Stockholders may recommend

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director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to Installed Building Products, 495 S. High Street, Suite 50, Columbus, Ohio 43215, c/o Corporate Secretary. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written consent from the candidate consenting to serve as a director, if so nominated and elected, must accompany any such recommendation.

Director Independence

Based upon information provided by each director concerning his or her background, education, employment, experience and affiliations, our Board of Directors has determined that each of Ms. Carter, Ms. Jackson and Messrs. Hilsheimer, Schottenstein and Thomas has no material relationship with the Company or its subsidiaries, either directly or indirectly, that would interfere with the exercise of his or her independent judgment, and that each qualifies as an “independent director” as defined in the NYSE rules. When determining whether a director qualifies as independent, the Board, in accordance with NYSE rules, broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment. In the course of determining the independence of Mr. Schottenstein, the Board considered that Mr. Schottenstein is the chief executive officer of M/I Homes, Inc., with which the Company conducts transactions in the ordinary course of its business. Based on the aggregate annual value of these transactions (less than 1% of the annual revenues of each of the Company and M/I Homes, Inc. in 2015) and the nature of the transactions, which is the sale and installation of building products in the ordinary course of business of both companies, the Board does not believe that this relationship impairs the independence of Mr. Schottenstein or that Mr. Schottenstein has any material interest in any transaction between the Company and M/I Homes, Inc. As a result, our Board of Directors is comprised of a majority of independent directors, and each Board committee is comprised solely of independent directors.

Board Leadership Structure

Mr. Edwards serves as our President, Chief Executive Officer and Chairman of the Board. While we do not have a policy regarding whether the chairman and chief executive officer should be the same person or two different people, the positions of Chairman and Chief Executive Officer have historically been combined at our company. We believe a combined chairman and chief executive officer role helps provide strong, unified leadership for our management team and Board of Directors. In addition, the Board believes that our customers, stockholders, suppliers and other business partners view our Chairman and Chief Executive Officer as a leader in our industry. While our Bylaws and Corporate Governance Guidelines do not require that these positions be combined, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

In support of our leadership structure, we have established a presiding independent director position. Our Presiding Independent Director is elected annually by the independent directors on our Board. Ms. Carter, a director since 2014, currently serves as our Presiding Independent Director, and also serves as the Chair of our Nominating and Corporate Governance Committee. Ms. Carter works with management to determine information to be provided to the Board, chairs regular executive sessions of the independent and non-employee directors and serves as liaison between management and the Board as well as among independent and non-employee directors.

We believe that having a combined Chief Executive Officer and Chairman position, a Presiding Independent Director and a Board comprised of a majority of independent directors provides the best leadership structure for our Company. The Board periodically reviews our leadership structure and retains the authority to modify the structure as and when appropriate.

Executive Sessions

The Board holds regularly scheduled executive sessions in which the independent and non-employee directors meet without the presence or participation of management. At these meetings, Ms. Carter serves as the Presiding Independent Director who chairs the meetings and acts as liaison among the independent directors and the other Board members and management. As part of the executive sessions, the independent and non-employee directors may meet with our Chief Executive Officer and representatives of our independent registered public accounting firm as they deem necessary or appropriate. Pursuant to our Corporate Governance Guidelines, if the non-employee directors include directors who are not independent, the independent directors must meet in executive session without the presence or participation of management or the non-independent directors at least once per year. Our independent directors met at least once during 2015 without the presence of management or the non-independent directors.

Role of the Board of Directors in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.

It is senior management’s responsibility to identify, evaluate, manage and mitigate risk within the context of the Company’s strategic plans, to develop risk management plans and to bring to the Board’s attention the most material risks facing the Company. It is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to manage material risks. The Board also has overall responsibility for oversight of leadership succession for the Company’s most senior officers, including the Chief Executive Officer, and reviews succession plans on an ongoing basis.

Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. In addition, our risk assessment practices, including internal controls over financial reporting, compliance policies and programs and auditing procedures are designed to inform management about the Company’s material risks. Throughout the year, senior management reviews these risks with the Board of Directors and its committees at regular meetings as part of management presentations that focus on particular business functions, operations or strategies. At the meetings, management presents the steps taken to mitigate or eliminate material risks.

Our Board of Directors does not have a standing risk management committee, choosing instead to administer this oversight function through the entire Board. The Board has delegated certain risk management oversight to its committees in their discrete areas of responsibility. Each committee regularly reports to the full Board. In performing its duties, each committee has access to management and representatives of our independent registered public accounting firm.

In particular, our Board of Directors as a whole is responsible for monitoring and assessing strategic risk exposure. The Audit Committee is responsible for overseeing financial risk exposure and the steps management has taken to monitor and control these exposures. The Audit Committee also oversees the Company’s internal audit function and administers the Company’s Related-Party Transaction Policy. The Compensation Committee assesses and monitors whether there are any risks arising from any of our compensation policies and practices for our executives and employees that would be reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee monitors the effectiveness of the Company’s Corporate Governance Guidelines, a copy of which is available on our website at http://investors.installedbuildingproducts.com/governance.cfm.

Communication with Directors

Stockholders and others who wish to communicate with the Board or to any particular director, including the Presiding Independent Director, may do so by writing to the following address: c/o Secretary, Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215. The Board has directed the Corporate Secretary’s office to forward to the appropriate director(s) all correspondence, except for items unrelated to the functions of the Board, business solicitations, advertisements and materials that are profane.

Meetings of the Board and Director Attendance at Annual Meeting of Stockholders

The Board of Directors held five meetings during the fiscal year ended December 31, 2015. Each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and the committees on which he or she served during the period. Board agendas are set in advance by management with the assistance of the Presiding Independent Director, to ensure that appropriate subjects are covered. Any member of the Board may request that an item be included on the agenda. Directors are provided with materials in advance of meetings and are expected to review these materials before each meeting to ensure that time in Board and committee meetings is focused on active discussions versus lengthy presentations. The independent directors held three meetings in executive session during the fiscal ended December 31, 2015 (without the presence of Mr. Edwards or other employees of the Company) to discuss various matters related to the oversight of the Company and the management of Board affairs.

Although the Company does not have a formal policy requiring Board members to attend annual meetings of stockholders, our directors are expected to make every effort to attend each such annual meeting. With the exception of one director who, due to personal reasons, was unable to attend, all of our directors attended the Annual Meeting of Stockholders in 2015.

Committees of the Board of Directors

The Board of Directors has established the following standing committees to assist in discharging its duties: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a written charter that can be found at https: http://investors.installedbuildingproducts.com/governance.cfm. The table below shows the current membership for each of these committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lawrence A. Hilsheimer, Chair Margot L. Carter[1] Michael H. Thomas	Janet E. Jackson, Chair Robert H. Schottenstein[1] Michael H. Thomas	Margot L. Carter, Chair Lawrence A. Hilsheimer Janet E. Jackson

[1]	Effective March 15, 2016

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting processes. The Audit Committee is responsible for, among other things:

•	appointing our independent registered public accounting firm;

•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;

•	determining the engagement of the independent registered public accounting firm;

•	reviewing and approving the scope of the annual audit and the audit fee;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;

•	reviewing and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting firm, taking into consideration whether the firm’s provision of non-audit services to us is compatible with maintaining its independence;

•	monitoring and ensuring the rotation of partners of the independent registered public accounting firm on our engagement team;

•	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters and reviewing such complaints;

•	reviewing and approving related-party transactions for potential conflicts of interest situations on an ongoing basis;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

•	reviewing reports to management prepared by the internal audit department, as well as management’s responses;

•	reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance by the Audit Committee with its charter; and

•	handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

The current members of our Audit Committee are Ms. Carter and Messrs. Hilsheimer and Thomas, with Mr. Hilsheimer serving as chair. All members of our Audit Committee are independent and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. Our Board of Directors has determined that Mr. Hilsheimer is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

Our Audit Committee held seven meetings during the fiscal year ended December 31, 2015.

Compensation Committee

The Compensation Committee oversees the compensation and benefits of our executive officers, including our Chief Executive Officer. The Compensation Committee has responsibility for approving all compensation and benefit plans, policies and programs relating to our executive officers. The Compensation Committee also is responsible for, among other things:

•	reviewing and approving the compensation, employment agreements, severance arrangements and other benefits of our executive officers;

•	reviewing and approving the compensation of our non-executive officers;

•	reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of our executive officers, and evaluating their performance in light of such goals and objectives;

•	administering the Company’s 2014 Omnibus Incentive Plan;

•	reviewing and making recommendations periodically to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management our Compensation Discussion and Analysis, or CD&A, or such other similar section, and recommending that the CD&A, or such other similar section, if required, be included or incorporated by reference in our Proxy Statement and Annual Report on Form 10-K;

•	reviewing whether there are any risks arising from any of our compensation policies and practices for our executives and employees that would be reasonably likely to have a material adverse effect on the Company;

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter;

•	retaining or obtaining, in its sole discretion, the advice of a compensation consultant, independent legal counsel or other adviser after taking into consideration the factors required by any applicable requirements of law and any applicable NYSE rules;

•	maintaining direct responsibility over the appointment, oversight and compensation of compensation consultants, independent legal counsel and other advisers engaged by the Compensation Committee;

•	providing for appropriate funding for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Compensation Committee; and

•	handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

In the course of determining executive officer compensation, the Compensation Committee from time to time solicits input from our Chief Executive Officer and Chief Financial Officer and requests that such officers attend Committee meetings. The Compensation Committee believes this input is valuable because of the Chief Executive Officer’s and Chief Financial Officer’s comprehensive knowledge of our business, operations and financial and strategic goals. The Compensation Committee, however, retains sole authority to determine all elements of executive compensation and makes the final determinations regarding the executive officers’ compensation. Our human resources department supports the Compensation Committee in its duties, and the Compensation Committee from time to time delegates to the human resources department certain administrative duties.

In 2015, with the prior approval of the Compensation Committee, the Company engaged Mercer, LLC, a subsidiary of Marsh & McLennan Companies and a global professional services firm, to provide and review market data from publicly available information with respect to publicly-traded companies similar in size and industry to us regarding executive officer and non-employee director compensation. Management developed the reference group of publicly-traded companies with Mercer. In connection with the engagement of Mercer, the Compensation Committee considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, the Committee determined that engaging Mercer did not raise any conflict of interest.

The current members of our Compensation Committee consist of Ms. Jackson, Mr. Schottenstein and Mr. Thomas, with Ms. Jackson serving as chair. Each of the members of our Compensation Committee is independent under the rules of the NYSE, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Compensation Committee held six meetings during the fiscal year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

During 2015, Ms. Carter, Ms. Jackson and Mr. Thomas served on the Compensation Committee. During 2015, no officer, employee or former officer of the Company served as a member of our Compensation Committee. During 2015, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity of whose executive officers served on the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	establishing criteria for candidates to serve on the Board of Directors to ensure that the Board has the requisite expertise and consists of persons with sufficiently diverse backgrounds;

•	conducting inquiries into the backgrounds and qualifications of potential director candidates, including whether a candidate has special relationships, interests or a specific agenda that would impair his or her ability to effectively represent the interests of all stockholders;

•	identifying individuals qualified to serve on the Board and recommending to the Board nominees for election as directors, taking into account factors such as experience, skills, industry knowledge, financial expertise, existing commitments, potential conflicts of interest and the extent to which the candidate fills a present need on the Board;

•	reviewing and recommending whether members of the Board should stand for re-election;

•	evaluating candidates for election to the Board recommended by stockholders on a substantially similar basis as it considers other nominees;

•	reviewing and recommending to the Board the composition and size of the Board;

•	overseeing the evaluation of the Board, its committees and management in accordance with applicable rules of the NYSE;

•	recommending members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any committee member;

•	recommending members of the Board to serve as the chair of the committees of the Board;

•	monitoring the structure and operations of Board committees, the qualifications and criteria for membership on each committee and, as appropriate, recommending periodic rotation of committee members and term limitations on committee service;

•	reviewing the charter, composition (including the independence of committee members and financial expertise of audit committee members) and performance of each committee and recommending to the Board any changes;

•	reviewing the adequacy of the Company’s Certificate of Incorporation and Bylaws and recommending to the Board, if appropriate, amendments thereto;

•	reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any proposed changes to the Board;

•	periodically reviewing the Board’s leadership structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company;

•	reviewing policies relating to meetings of the Board and its committees and meetings of stockholders;

•	overseeing an annual review by the Board on succession planning for senior executives, including transitional leadership in the event of an unplanned vacancy; and

•	reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter.

The members of our Nominating and Corporate Governance Committee are Ms. Carter, Mr. Hilsheimer and Ms. Jackson, with Ms. Carter serving as chair. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the rules of the NYSE.

Our Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2015.

Family Relationships

There are no family relationships among any of our executive officers or any of our directors.

Code of Business Conduct and Ethics

Our Board of Directors has established a Code of Business Conduct and Ethics applicable to all of our employees, officers and directors, including our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our website at http://investors.installedbuildingproducts.com/governance.cfm. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, and waivers from, the provisions of our Code of Business Conduct and Ethics that relate to elements listed under Item 406(b) of Regulation S-K and apply to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, by posting such information on our website.

Insider Trading Policy

Our insider trading policy prohibits all directors, officers, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security and from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits our officers, directors and certain other significant employees from directly or indirectly selling any equity security of the Company if such person does not own the security. We also have procedures that require trades by executive officers, directors and certain other significant employees to be pre-cleared by appropriate Company personnel. A copy of our insider trading policy is available on our website at http://investors.installedbuildingproducts.com/governance.cfm.

EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

The following biographical information regarding our executive officers and certain significant employees is as of April 22, 2016:

Executive Officers

Jeffrey W. Edwards Age 52 President, Chief Executive Officer and Chairman	Mr. Edwards is our President, Chief Executive Officer and Chairman and has held these positions since 2011, 2004 and 1999, respectively. Mr. Edwards’ position allows him to advise the Board of Directors on management’s perspective over a full range of issues affecting the Company. Prior to joining us, he acted as an officer and strategist for several companies that he and his family have started, acquired or invested in over more than 40 years across a variety of industries, including multi-family and student housing development and management, industrial tool distribution, wholesale building supply, homebuilding, land and real estate development and real estate brokerage. Since 1988, Mr. Edwards has been involved in the launch of many business ventures as well as commercial real estate developments in central Ohio and elsewhere. He holds a B.S. in Marketing from Miami University.

Michael T. Miller Age 51 Executive Vice President, Chief Financial Officer and Director	Mr. Miller has served as our most senior financial officer since he joined us in 2000 as our Executive Vice President—Finance, has been our Chief Financial Officer since July 2013 and has served as a director since March 2004. Prior to joining the Company, Mr. Miller held the position of Senior Vice President/Managing Director responsible for Corporate Investment Banking at Huntington Capital Corp., a subsidiary of Huntington Bancshares, Inc., a regional bank holding company. Before joining Huntington in 1991, Mr. Miller held various positions with Deutsche Bank and CIBC in New York. Mr. Miller began his career at First Union National Bank in Charlotte, North Carolina. He holds a B.A. from Wake Forest University. Mr. Miller serves on the board of BMC Stock Holdings, Inc. and is a member of its audit committee.

Jay P. Elliott Age 54 Chief Operating Officer	Mr. Elliott has been our Chief Operating Officer since August 2013. Since joining the Company in April 2002 as Regional Operations and Business Integrations Manager, Mr. Elliott has led our acquisition integration process and has overseen various corporate functions. Prior to joining us, Mr. Elliott worked with E&Y Corporate Finance, LLC in restructuring advisory services. Mr. Elliott’s experience includes ten years with Owens Corning in several roles including new business development, market management and corporate strategic planning. Mr. Elliott spent three years with IBM and began his career with Westinghouse Electric Corp. He earned an M.B.A. from Cornell University Johnson Graduate School of Management, a B.E. from Dartmouth College Thayer School of Engineering, and an A.B. from Colgate University.

Certain Significant Employees

Todd R. Fry Age 50 Chief Accounting Officer	Mr. Fry has been our Chief Accounting Officer since April 2014 and our Treasurer since March 2015. Mr. Fry was formerly Chief Financial Officer of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and office furniture, from 1999 to 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. Prior to that, from 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the initial public offering and subsequent sale of the company. Prior to his multiple CFO roles, from 1991 to 1997, Mr. Fry served as a manager at Coopers & Lybrand L.L.P. Mr. Fry holds a B.S. from The Ohio State University. Mr. Fry has served as a director of Summit State Bank since 2000 and as a director of the State of West Virginia’s venture capital fund since 2010.

W. Jeffrey Hire Age 64 President of External Affairs	Mr. Hire joined the Company in 2008 and was named President of External Affairs in December 2013. His responsibilities include working with our largest customers, our major suppliers and industry associations. Prior to joining us, from 1978 to 2008, Mr. Hire held numerous management positions at Owens Corning. From 2006 to 2008, he served as Director of Products and Programs for the Insulating Systems Business, developing product innovations and value-added customer programs. For eleven years prior to that, Mr. Hire was General Manager of the Insulation Contractor Segment of the Residential Insulation Division. He earned a B.S. in Philosophy from University of Mount Union in Alliance, Ohio and an M.B.A. specializing in General Management from The University of St. Thomas Opus College of Business in St. Paul, Minnesota. He serves on the Board of Directors of the Insulation Contractors Association of America, most recently as the organization’s President, and has served as a Committee Chairman for the North American Insulation Manufacturers Association. Mr. Hire received the Insulation Contractors Association of America’s “Key Man” award for his leadership and dedication to the industry.

William W. Jenkins Age 59 Senior Vice President, Purchasing and Supply Chain	Mr. Jenkins has been our Senior Vice President, Purchasing and Supply Chain since March 2015 and served as our Director of Internal Audit from September 2013 until March 2015. From 2011 to 2013, Mr. Jenkins served as a Regional President and served as our President from 1998 to 2011. Prior to joining the Company, Mr. Jenkins held senior management positions with Midwest Wholesale Building Materials, a building products wholesaler and BuyOhio Realtors. Mr. Jenkins began his career with Ernst & Young LLP, where he progressed to become a Senior Manager, specializing in audits of publicly held and privately held insurance, wholesale distribution and fast-food companies. He graduated from The Ohio State University with a B.S. and became a licensed CPA in the State of Ohio. Mr. Jenkins is currently a member of the American Institute of Certified Public Accountants.

R. Scott Jenkins Age 60 Regional President	Mr. Jenkins has been a Regional President since October 2006 when the Company acquired OJ Insulation, Inc., which he co-founded in 1984. During his 22-year tenure at OJ Insulation as owner and chief executive officer, Mr. Jenkins was responsible for numerous strategic acquisitions and significant company growth. Since joining us, Mr. Jenkins has been responsible for the management of operations in certain states, including Minnesota, Idaho, Washington and California. He received a B.A. in Social

Science from the University of California at Irvine and has been an active member of Vistage International CEO Organization since 2004.

Shelley A. McBride Age 59 General Counsel and Secretary	Ms. McBride joined the Company in 2005 as General Counsel and Secretary. Prior to joining the Company, Ms. McBride worked as an attorney at the law firm of Calfee, Halter & Griswold, representing corporate and institutional clients in the areas of mergers and acquisitions, secured credit transactions, subordinated debt financings, common and preferred equity investments, organizational restructuring and general corporate matters. Before joining Calfee, Halter & Griswold in 2001, Ms. McBride served as legal counsel for Nationwide Mutual Insurance Company in the Nationwide Enterprise Office of Investments and also served as legal counsel for various investment funds at Banc One Capital. Her experience also includes representing corporate and institutional clients at the law firms of Squire Patton Boggs and Kegler, Brown, Hill & Ritter. From 1983 to 1989, Ms. McBride served as a law clerk to the Honorable John D. Holschuh and the Honorable Mark R. Abel in the United States District Court for the Southern District of Ohio. Ms. McBride earned a J.D. and a B.A. from The Ohio State University.

Matthew J. Momper Age 55 Regional President	Mr. Momper has been a Regional President since 2008. Prior to joining the Company, Mr. Momper served as President of Momper Insulation Inc., a family business, which he joined in 1984. Mr. Momper was responsible for significant growth of Momper Insulation Inc., and the strategic decision to join that company with us in 1998. Since joining us, Mr. Momper has been responsible for the management of operations in certain states, including Wisconsin, Indiana, Ohio and Illinois. He received a B.S. from Ball State University and an M.B.A. from Drake University. Mr. Momper currently serves on the Board of Trustees for Ball State University and the Board of Directors for the Allen County Building Department.

Jason R. Niswonger Age 43 Senior Vice President, Finance and Investor Relations	Mr. Niswonger has been our Senior Vice President, Finance and Investor Relations since 2015 and served as our Director of Investor Relations from 2014 until 2015. Prior to joining the Company, Mr. Niswonger served from 2011 to 2013 as the Director, Financial Reporting for Edwards Industries, a national property development and management company. Prior to joining Edwards, from 2006 to 2011, Mr. Niswonger held multiple positions including the Director, Finance for the Seating Systems Division of Commercial Vehicle Group, Inc., a supplier of integrated system solutions for the global commercial vehicle market. From 2004 to 2006, Mr. Niswonger was the Director, Financial Reporting for Installed Building Products, LLC. Prior to joining Installed Building Products, LLC, Mr. Niswonger served as the Director of Global Accounting and Financial Reporting at Sterling Commerce, Inc., a global provider of EDI services, B2B integration software solutions and consulting, where he worked from 2000 to 2004. Prior to joining Sterling, Mr. Niswonger held positions in financial reporting at Express, a division of The Limited, and Exel Logistics. Mr. Niswonger earned an M.B.A. from Otterbein College and a B.A. from Ohio University.

Warren W. Pearce Age 57 Regional President	Mr. Pearce has been a Regional President since 2011. From 2004 to 2011, Mr. Pearce was Vice President of Operations for Masco Corporation, a manufacturer of home products, distributor of building products and installer of building products, where he held various other positions beginning in 1989. Mr. Pearce began his career at Carroll

Insulation and later served as branch manager at American Aluminum Insulation. Since joining the Company, Mr. Pearce has been responsible for the management of operations in certain states, including Ohio, North Carolina, Virginia and Maryland. He received from Kent Votech his Electrical Apprenticeship certification.

Brad A. Wheeler Age 41 Regional President	Mr. Wheeler has been a Regional President since January 2015. Mr. Wheeler joined the Company in 2010 as Regional Manager and was responsible for the management of operations in several states. Prior to joining us, Mr. Wheeler was a District and Branch Manager for Masco Contractor Services, an installer of building products, from 2001 to 2010. From 1996 to 2001, Mr. Wheeler held various positions at Cary Corporation, which was purchased by Masco Contractor Services. Since joining the Company, Mr. Wheeler has been responsible for the management of operations in certain states, including Colorado, Texas, Florida and Georgia. He attended Radford University and has been an active member of Vistage International CEO Organization since 2011.

Randall S. Williamson Age 54 Regional President	Mr. Williamson has been a Regional President since 2001. Mr. Williamson began his career in 1981 at Monroe Insulation and Gutter Company Incorporated, or Monroe, where he progressed to become Vice President in 1992. In 1996, Mr. Williamson purchased Monroe and merged it with other companies to form American Building Systems, Inc., where he served as President until 2001. American Building Systems, Inc. merged with us in 2001. Since joining us, Mr. Williamson has been responsible for the management of operations in certain states, including Massachusetts, New Jersey, New York and Michigan. He attended Colorado State University and serves on the board of governors for U.S. Grown Foods.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND DIRECTORS

Our named executive officers (“Named Executive Officers”) for the year ended December 31, 2015 are:

•	Jeffrey W. Edwards, our President, Chief Executive Officer and Chairman;

•	Michael T. Miller, our Chief Financial Officer; and

•	Jay P. Elliott, our Chief Operating Officer.

Summary Compensation Table for the year ended December 31, 2015

The following table contains information regarding the compensation paid to or earned by each of our Named Executive Officers during the two most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey W. Edwards	2015	600,000	(4)	—		300,005	60,264	29,782	990,051
President, Chief Executive Officer and Chairman	2014	600,000		—		—	—	10,996	610,996

Michael T. Miller	2015	286,154	(5)	—		125,009	22,599	16,734	450,496
Executive Vice President and Chief Financial Officer	2014	218,906		—		—	—	17,843	236,749

Jay P. Elliott	2015	336,154	(6)	—		150,002	94,700	17,899	598,755
Chief Operating Officer	2014	234,210		100,000	(7)	—	—	17,750	351,960

(1)	On March 20, 2015, the Compensation Committee granted Messrs. Edwards, Miller and Elliott 13,768, 5,737 and 6,884 shares of restricted stock, respectively, under the 2014 Omnibus Incentive Plan. The awards vest in three equal installments on each of March 31, 2016, 2017 and 2018, subject to the Named Executive Officer’s continued employment on the applicable vesting date, provided that in the event of the Named Executive Officer’s termination of employment as a result of death, disability or retirement, the Compensation Committee may accelerate the vesting of any unvested restricted stock. Amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). The grant date fair value was determined by multiplying the number of shares of restricted stock granted to the Named Executive Officer by the closing stock price of our common stock ($21.79) on the grant date. For additional information regarding the assumptions made in calculating these amounts, see Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. See “Outstanding Equity Awards Table for the year ended December 31, 2015” for additional information regarding the restricted stock held by the Named Executive Officers.
(2)	Represents performance-based bonuses earned by our Named Executive Officers in respect of our performance in fiscal year 2015. The material terms of the non-equity incentive plan compensation paid to our Named Executive Officers are described below in the section entitled “2015 Performance-Based Bonus Arrangements.”

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(3)	The following table describes each component of the “All Other Compensation” column for fiscal 2015.

Name	Company Car	Company Paid Car Insurance	Company Paid Parking	401(K) Match	Company Paid Mobile Phone	All Other Compensation ($)
Jeffrey W. Edwards	24,688	1,012	—	—	4,082	29,782
Michael T. Miller	8,670	1,012	1,452	4,125	1,475	16,734
Jay P. Elliott	9,501	1,012	1,452	4,317	1,617	17,899

(4)	On April 20, 2016, the Compensation Committee increased Mr. Edwards’ annual base salary to $660,000 effective April 1, 2016, based on a review of compensation surveys and market data from companies similar to us in size and industry.
(5)	From January 1, 2015 to March 31, 2015, Mr. Miller’s annual base salary was $250,000. For the remainder of 2015, Mr. Miller’s annual base salary was $300,000. On April 20, 2016, the Compensation Committee increased Mr. Miller’s annual base salary to $330,000 effective April 1, 2016, based on a review of compensation surveys and market data from companies similar to us in size and industry.
(6)	From January 1, 2015 to March 31, 2015, Mr. Elliott’s annual base salary was $300,000. For the remainder of 2015, Mr. Elliott’s annual base salary was $350,000. On April 20, 2016, the Compensation Committee increased Mr. Elliott’s annual base salary to $385,000 effective April 1, 2016, based on a review of compensation surveys and market data from companies similar to us in size and industry.
(7)	Represents a bonus paid to Mr. Elliott as part of certain discretionary bonus payments paid by the Company to certain employees in connection with the successful completion of our initial public offering.

Outstanding Equity Awards Table for the year ended December 31, 2015

The following table contains information regarding outstanding equity awards held by each of our Named Executive Officers as of December 31, 2015:

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Jeffrey W. Edwards	13,768	341,859
Michael T. Miller	5,737	142,450
Jay P. Elliott	6,884	170,930

(1)	Represents shares of restricted stock awarded by the Compensation Committee on March 20, 2015 under the 2014 Omnibus Incentive Plan. The restricted stock vests in three equal installments on each of March 31, 2016, 2017 and 2018, subject to the Named Executive Officer’s continued employment on the applicable vesting date, provided that in the event of the Named Executive Officer’s termination of employment as a result of death, disability or retirement, the Compensation Committee may accelerate the vesting of any unvested restricted stock. In the event of a change in control of the Company (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee may cause the outstanding unvested shares of restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the holder thereof to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. In addition, the Compensation Committee may provide for accelerated vesting of the unvested shares of restricted stock in connection with a change in control.

(2)	The market value of the restricted stock that has not vested was determined by multiplying the closing price of the Company’s common stock on December 31, 2015 ($24.83) by the number of shares of unvested restricted stock.

2015 Performance-Based Bonus Arrangements

Each Named Executive Officer was eligible to earn an annual performance-based cash bonus in 2015 under the 2014 Omnibus Incentive Plan. Our practice with respect to annual incentive compensation is to provide an opportunity for our Named Executive Officers to earn a cash bonus based on the achievement of a company performance measure, specifically adjusted EBITDA. Target cash bonus amounts were $400,000, $150,000 and $200,000 for Messrs. Edwards, Miller and Elliott, respectively, based on our achievement of a target level of adjusted EBITDA for 2015. No award was payable if adjusted EBITDA in 2015 was less than 80% of target. Our actual adjusted EBITDA for 2015 was equal to $71.2 million, which was 94.7% of the target. As a result of achieving 94.7% of the adjusted EBITDA target, the Compensation Committee, together with senior management, determined the bonus awards shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table were appropriate.

On April 20, 2016, our Compensation Committee adopted an annual performance-based cash bonus program for 2016 under the 2014 Omnibus Incentive Plan with substantially the same terms as those of our 2015 annual performance-based cash bonus program. Messrs. Edwards, Miller and Elliott were awarded target performance-based cash bonus opportunities for the 2016 fiscal year of $530,000, $200,000 and $270,000, respectively, based on our achievement of a target level of adjusted EBITDA for 2016. No award is payable if adjusted EBITDA for 2016 is less than 80% of target.

Employment Agreement with Jeff Edwards

Prior to November 1, 2013, Jeff Edwards served as a consultant and non-employee officer to the Company. On November 1, 2013, we entered into an employment agreement with Mr. Edwards pursuant to which he agreed to continue to serve as our Chief Executive Officer and President. The agreement provides Mr. Edwards with a minimum annual base salary of $600,000, subject to adjustment by the Compensation Committee, and an opportunity to participate in our annual incentive programs, as well as our employee benefit plans and programs, in effect from time to time. The agreement provides for an initial employment term of three years, with automatic one-year renewals on the expiration date of the initial term and each anniversary thereafter, unless either party provides notice of non-renewal at least 90 days prior to the commencement of a renewal period.

During the employment term, Mr. Edwards is required to devote the amount of his business time necessary and proper to conduct our business and affairs, and use his best efforts to perform faithfully his duties and responsibilities as our Chief Executive Officer and President. However, to the extent such activities do not create a conflict of interest or substantially interfere with the performance of Mr. Edwards’ duties and responsibilities to us, he may (i) manage his personal and family financial and legal affairs, (ii) participate in charitable, civic, educational, professional, community and industry affairs (including serving on boards or committees of such entities), (iii) serve on the boards of directors of the Salvation Army and the Columbus Museum of Art and (iv) continue to engage in non-competitive operational activities for a real estate development business in which he participated prior to entering into his employment agreement with us.

In the event we terminate Mr. Edwards’ employment without “cause” (as defined in the employment agreement) or if Mr. Edwards terminates his employment for “good reason” (as defined in the employment agreement), then, subject to Mr. Edwards’ execution and non-revocation of a release of claims, and further subject to his continued

compliance with the restrictive covenants in the employment agreement, we are required to pay him (i) base salary continuation payments for 18 months; (ii) any earned and unpaid prior year’s bonus; and (iii) any bonus earned for the year of termination based on actual performance, pro-rated based on the duration of Mr. Edwards’ employment during the year of termination. If any such termination occurs within two years following a change in control (other than as a result of a sale of all of Mr. Edwards’ equity interests in us), then the base salary continuation payment period described in clause (i) above would be 24 months, rather than 18 months.

Mr. Edwards is subject to non-competition and customer and employee non-solicitation restrictions while employed and for two years after termination of his employment, as well as confidentiality restrictions that last during his employment and thereafter. In addition, during his employment and thereafter, Mr. Edwards has agreed not to disparage us, and we have agreed to instruct our executive officers not to disparage Mr. Edwards.

2016 Grant of Restricted Stock

On April 7, 2016, the Compensation Committee granted restricted stock awards under the 2014 Omnibus Incentive Plan to each of our Named Executive Officers in the amounts set forth in the table below. These awards vest in three equal installments on each of April 20, 2017, April 20, 2018 and April 20, 2019, subject to the Named Executive Officer’s continued employment on the applicable vesting date, provided that in the event of the Named Executive Officer’s termination of employment as a result of death, disability or retirement, the Compensation Committee may accelerate the vesting of any unvested restricted stock. In the event of a change in control of the Company (as defined in the 2014 Omnibus Incentive Plan), the Compensation Committee may cause the outstanding unvested shares of restricted stock to be continued or assumed, to have new rights substituted therefor, to entitle the holder thereof to receive the same distribution as other shares of common stock in the change in control transaction or to be cancelled in exchange for cash. In addition, the Compensation Committee may provide for accelerated vesting of the unvested shares of restricted stock in connection with a change in control.

Name	Number of Restricted Shares
Jeffrey W. Edwards	35,508
Michael T. Miller	14,600
Jay P. Elliott	11,992

Compensation of our Directors

The Board of Directors annually reviews and determines the compensation for our non-employee directors, taking into account the recommendations of the Compensation Committee. In connection with this review and determination, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of companies similar to us in size and industry, current facts and circumstances relating to our business and our past practices. Our non-employee directors currently receive the following compensation for their service on our Board of Directors:

•	An annual retainer of $50,000;

•	An additional annual retainer of $10,000 for serving as chair of the Audit Committee;

•	An additional annual retainer of $10,000 for serving as chair of the Compensation Committee;

•	An additional annual retainer of $10,000 for serving as chair of the Nominating and Corporate Governance Committee;

•	An additional annual retainer of $10,000 for serving as Presiding Independent Director; and

•	An annual grant of restricted stock under the 2014 Omnibus Incentive Plan, having a fair market value of $50,000 on the grant date, which vests on the one-year anniversary of the grant date, subject to the director’s continued service as a member of our Board from the grant date through the vesting date. Such grant of restricted stock is made annually on the date of our annual meeting.

Directors who are employees of the Company receive no additional compensation for their service as directors. Pursuant to a policy established by the Board and the Compensation Committee, each director is required to beneficially own Company common stock with a fair market value of at least $150,000. As we completed our initial public offering in February 2014, directors have five years to meet this requirement. All directors currently meet or are on track to meet the ownership requirements within the five year timeframe established by the Board.

The following table presents the total compensation for each person who served as a non-employee director during 2015. Director fees are paid quarterly.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Margot L. Carter(3)	68,028	50,000	118,028
Lawrence A. Hilsheimer	60,000	50,000	110,000
Janet E. Jackson	60,000	50,000	110,000
Steven G. Raich	50,000	50,000	100,000
Robert H. Schottenstein	50,000	50,000	100,000
Michael H. Thomas	50,000	50,000	100,000

(1)	Represents an annual grant of restricted stock made pursuant to our 2014 Omnibus Incentive Plan having a value of $50,000, with the number of shares determined based on the closing price of our common stock on the grant date. The closing price was $22.74 per share on the grant date. All of the restricted stock awards vest on June 1, 2016, subject to the director’s continued service as a member of our Board on that date. In the event of a change in control of the Company, all of the unvested shares of restricted stock will vest.
(2)	The aggregate number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2015 was 2,198. None of our non-employee directors held any stock options as of December 31, 2015.
(3)	Ms. Carter was elected Presiding Independent Director in May 2015 and the annual retainer for serving in such capacity was pro-rated based on the length of her service in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of our common stock as of March 31, 2016 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock, (a “5% Stockholder”), (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is that of our headquarters, c/o Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 31, 2016, including any shares that could be purchased by the exercise of options or warrants held by that person. Each holder’s percentage ownership is based on 31,333,961 shares of common stock outstanding.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Shares of Common Stock Owned
	Number	Percent
5% Stockholders:
PJAM IBP Holdings, Inc.(1)	4,227,819	13.5%
Installed Building Systems, Inc.(1)	3,540,882	11.3%
TCI Holdings, LLC(2)	2,666,898	8.5%
BlackRock, Inc.(3)	1,727,453	5.5%
Spruce House Investment Management LLC(4)	1,710,600	5.5%
Capital Research & Management Company (World Investors)(5)	1,704,039	5.4%
Directors and Executive Officers:
Jeffrey W. Edwards(1)(6)	8,495,711	27.1%
Michael T. Miller(7)	279,216	*
Jay P. Elliott(8)	48,108	*
Margot L. Carter(9)	6,113	*
Lawrence A. Hilsheimer(9)	15,783	*
Janet E. Jackson(9)	6,113	*
J. Michael Nixon(2)	2,666,898	8.5%
Steven G. Raich(9)	6,113	*
Robert H. Schottenstein(9)	6,113	*
Michael H. Thomas(9)	16,113	*

Directors and Executive Officers as a Group (10 persons)	11,546,281	35.6%

*	Denotes less than 1.0% beneficial owner
(1)

Information reported is based on a Schedule 13G as filed with the SEC on February 3, 2016, in which PJAM IBP Holdings, Inc. (“PJAM”) and IBP Holding Company, the sole shareholder of PJAM, reported shared voting and dispositive power over 4,227,819 shares of our common stock, Installed Building Systems, Inc. (“IBS”) reported shared voting and dispositive power over 3,540,882 shares of our common stock and Jeffrey W. Edwards reported (i) sole voting and dispositive power over 437,026 shares of our common stock, (ii) shared voting and dispositive power over 8,058,685 shares of our common stock directly held by PJAM and IBS, and (iii) sole voting and dispositive power over 289,984 shares of our common stock directly held by Park National Bank, as Trustee. Mr. Edwards disclaims any beneficial ownership of such shares in which he does not have a pecuniary interest. The address for PJAM, IBP Holding Company, IBS and Jeffrey W. Edwards is 495 S. High Street, Suite 50, Columbus, OH 43215. Mr. Edwards has pledged approximately 7,827,278 of the shares held by PJAM, IBS and Mr. Edwards to secure certain loans made by financial institutions to him and members of his family.
(2)	Information reported is based on a Schedule 13G as filed with the SEC on February 13, 2015, in which TCI Holdings, LLC (“TCI”) reported sole voting and dispositive power over 2,666,898 shares of our common stock. J. Michael Nixon is a member of and the manager of TCI. As the manager of TCI, Mr. Nixon has sole voting power over the shares held by TCI and shared power to dispose of the shares held by TCI. As a member of TCI, Inis Investment Co. has no voting power over the shares held by TCI, but has shared power over the disposition of the shares held by TCI. Mr. Nixon disclaims any beneficial ownership of such shares in which he does not have a pecuniary interest. The address for TCI and Mr. Nixon is 12540 Broadwell Road, Suite 1202, Alpharetta, GA 30004. The address for Inis Investment Co. is 979 Batesville Road, Greer, SC 29651.
(3)	Information reported is based on a Schedule 13G as filed with the SEC on January 28, 2016, in which BlackRock, Inc. reported sole voting power over 1,675,386 shares of our common stock and sole dispositive power over 1,727,453 shares of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)	Information reported is based on a Schedule 13G, Amendment No. 1, as filed with the SEC on February 16, 2016, in which Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, Zachary Sternberg and Benjamin Stein reported shared voting and dispositive power over 1,710,600 shares of our common stock. The address for Spruce House Investment Management LLC, Spruce House Capital LLC, The Spruce House Partnership LP, Zachary Sternberg and Benjamin Stein is 435 Hudson Street, 8th Floor, New York, NY 10014.
(5)	Information reported is based on a Schedule 13G, Amendment No. 1, as filed with the SEC on February 12, 2016, in which Capital World Investors, a division of Capital Research and Management Company, reported sole voting and dispositive power over 1,704,039 shares of our common stock. Capital World Investors holds more than five percent of our outstanding shares on behalf of SMALLCAP World Fund, Inc. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.
(6)	Includes 9,178 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of March 31, 2017 and March 31, 2018, subject to Mr. Edwards’ continued employment on the applicable vesting date. These shares of restricted stock are included in the 437,026 shares reflected in note (1) with respect to which Mr. Edwards has sole voting and dispositive power.
(7)	Includes 3,824 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of March 31, 2017 and March 31, 2018, subject to Mr. Miller’s continued employment on the applicable vesting date. Includes 273,479 shares held in a trust of which Mr. Miller is the sole trustee and beneficiary and exercises sole voting and dispositive power.
(8)	Includes 4,590 shares of restricted stock that vest in equal installments (rounded to the nearest whole share) on each of March 31, 2017 and March 31, 2018, subject to Mr. Elliott’s continued employment on the applicable vesting date.
(9)	Includes 2,198 shares of restricted stock that vest on June 1, 2016.

Pursuant to a policy established by the Compensation Committee, each Named Executive Officer is required to beneficially own Company common stock as follows: (i) the Chief Executive Officer is required to beneficially own Company common stock with a fair market value equal to five times base salary, and (ii) each of the Chief Financial Officer and Chief Operating Officer is required to beneficially own Company common stock with a fair market value equal to three times base salary. As we completed our initial public offering in February 2014, the Named Executive Officers have five years to meet this requirement. All new officers have five years from the date of hire to meet the requirement. All of our Named Executive Officers currently meet or are on track to meet the ownership requirements within the five year timeframe established by the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of copies of the reports that we received and written representations from our executive officers and directors that no additional reports were required to be filed, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were met during 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2015 with respect to the shares of common stock issuable under the Company’s equity compensation plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2014 Omnibus Incentive Plan	—	$—	2,834,269
Equity compensations not approved by stockholders	—	$—	—

Total	—	$—	2,834,269

We maintain our 2014 Omnibus Incentive Plan, which authorizes the grant of stock options, stock appreciation rights, stock equivalent units, restricted stock, restricted stock units, bonus awards, performance shares and performance units. The aggregate number of shares of our common stock reserved for issuance under the plan is 3,000,000. As of December 31, 2015, 142,241 shares of restricted stock were outstanding under the plan. No other equity based awards have been issued under the plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Jeff Edwards, Peter Edwards Jr., Anne Edwards and Michael Edwards, and the investment entities through which they directly and indirectly beneficially own shares of our common stock, are referred to throughout this section as the Edwards Investors. Peter Edwards Jr., Anne Edwards and Michael Edwards are the siblings of Jeff Edwards.

Registration Rights

We entered into a registration rights agreement (“Registration Rights Agreement”) on November 6, 2013 with Cetus Capital II, LLC, IBP Investment Holdings, LLC, IBP Management Holdings, LLC and TCI, including their successors and permitted assigns, collectively, the “Investors.” Under the Registration Rights Agreement, the Investors have demand, piggyback and Form S-3 registration rights. Subject to conditions and limitations as set forth in the Registration Rights Agreement, including our right to defer a demand registration under certain circumstances at any time when we are not eligible to register securities on Form S-3, the Investors may require that we register for public resale on Form S-1 under the Securities Act all or part of the shares held by such Investors, so long as the securities being registered in each registration statement are proposed to be sold at an aggregate price to the public of at least $15.0 million. If we are eligible to register the sales of securities on Form S-3 under the Securities Act, the Investors have the right to require us to register the sale of common stock held by them on Form S-3 at an aggregate price to the public of at least $15.0 million. We will not be obligated to effectuate more than one demand registration on Form S-1 or more than two demand registrations on Form S-3 during any calendar year. Subject to certain exceptions, the Investors are also entitled to piggyback registration rights with respect to any registration effected by us.

Under the Registration Rights Agreement, we are responsible, subject to certain exceptions, for the expenses of any offering of our shares of common stock offered pursuant to the agreement other than underwriting discounts and selling commissions. The Registration Rights Agreement contains customary indemnification and market hold-back provisions.

IBP Holding Company Receivable

As of January 1, 2015, we maintained a receivable from IBP Holding Company, an affiliate of the Edwards Investors, in the amount of approximately $600,000. The receivable was paid in full as of March 31, 2015. The receivable represented amounts owed to us for wages and related expenses paid by us during 2011 to former employees of IBP Holding Company. Until December 31, 2011, IBP Holding Company employed our employees.

Related-Party Sales

Certain of our operating subsidiaries install products in the ordinary course of their businesses to entities affiliated with the Edwards Investors, including: ECO Group Construction, LLC, Michael Edwards Building and Design, Inc., Edwards Communities Construction Company, LLC and its affiliates, Duffy Homes, Inc. and its affiliates, Urban Five Construction, LLC and its affiliates and Tuttle Grove Limited Partnership and its affiliates. These transactions are performed on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. Aggregate sales to these affiliates of the Edwards Investors totaled $1.4 million for the year ended December 31, 2015.

Real Property Leases

Pursuant to a lease agreement dated as of May 1, 2003, as amended, we lease our headquarters at 495 S. High Street, Columbus, Ohio from 495 South High Street, L.L.C., an entity affiliated with the Edwards Investors. The annual base rent is $247,416. Prior to November 1, 2015, the base rent was $237,107.

Pursuant to a lease agreement dated as of March 14, 2005, as amended, we lease a branch location at 1320 McKinley Avenue, Columbus, Ohio from Peter H. Edwards, an immediate family member of Jeff Edwards. The annual base rent is $140,353. Prior to May 1, 2015 the annual base rent was $133,554.

Pursuant to a lease agreement dated as of June 1, 1998, as amended, we lease a branch location at 1318 McKinley Avenue, Columbus, Ohio from Peter H. Edwards, an immediate family member of Jeff Edwards. The annual base rent is $75,951. Prior to May 1, 2015 the annual base rent was $72,324.

TCI Contracting, LLC, one of our subsidiaries, leases locations in Florida and Tennessee pursuant to the terms of two lease agreements with one or more entities in which J. Michael Nixon, one of our directors, has a 33% interest. The annual base rent for these locations is $90,000 and $60,000 respectively.

In each case under the applicable lease, we are also obligated to pay our proportionate share of certain common area maintenance charges, taxes, insurance premiums and other costs of operation, depending on the terms of the lease.

Stock Repurchases

On March 13, 2015, we entered into a share repurchase agreement with IBS for the purchase of 315,000 shares of our common stock for a purchase price of approximately $6.1 million, or $19.23 per share, which was the last reported price of our common stock on March 13, 2015, less a discount of 7.5%. The Edwards Investors are shareholders of IBS.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted the written Installed Building Products, Inc. Related-Party Transaction Policy (the “Policy”) for the review and approval or ratification of Related-Party Transactions (as defined below). The Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or one of its subsidiaries is a participant, the amount involved exceeds $120,000 and a Related Party (as defined below) had, has or will have a direct or indirect material interest (each, a “Related-Party Transaction”). Under the Policy, a “Related Party” is any person who: (i) is, or, at any time since the beginning of the Company’s last fiscal year, was, a director, executive officer or nominee to become a director of the Company, or an immediate family member of any such person; or (ii) is known by the Company to be the beneficial owner of more than 5% of our common stock, or an immediate family of such beneficial owner. The Policy is administered by the Audit Committee with the assistance of our General Counsel, Chief Financial Officer and Chief Accounting Officer.

The Policy includes procedures for addressing potential Related-Party Transactions prior to their consummation as well as procedures for addressing Related-Party Transactions that have not been previously approved. Prior to entering into a potential Related-Party Transaction, the Related Party (or the director, executive officer, nominee or 5% beneficial owner whose immediate family member is the Related Party) or any member of management of

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the Company who knows about the transaction must provide notice to our General Counsel or Chief Financial Officer of the facts and circumstances of the proposed transaction. The General Counsel or the Chief Financial Officer will then assess whether the proposed transaction is a Related-Party Transaction subject to the Policy. If it is determined that the proposed transaction is a Related-Party Transaction, it will be submitted to the Audit Committee for consideration at its next meeting. If it is not practicable or desirable to wait until the next Audit Committee meeting, the proposed transaction will be submitted to the Chair of the Audit Committee for consideration (with the action taken by the Chair to be reported to the Audit Committee at its next regularly scheduled meeting).

When considering a proposed Related-Party Transaction, the Audit Committee (or the Chair) will review all of the relevant available facts and circumstances, including:

•	the benefits to the Company;

•	the impact on a director’s independence if the Related Party is a director or an immediate family member thereof;

•	the availability of other sources or buyers of comparable products or services;

•	the terms of the transaction;

•	whether the transaction is on terms comparable to those obtainable in an arm’s-length transaction with an unrelated party; and

•	the extent of the Related Party’s interest in the transaction.

The Audit Committee (or the Chair) will approve a Related-Party Transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders. No member of the Audit Committee may participate in the review, consideration or approval of a transaction as to which he or she or any member of his or her immediate family is the Related Party.

If a director, executive officer or other member of management of the Company becomes aware of a Related-Party Transaction that has not been previously approved or ratified under the Policy, he or she must promptly notify our General Counsel, Chief Financial Officer or Chief Accounting Officer. If the transaction is pending or ongoing, it will be submitted to the Audit Committee promptly for review, and the Audit Committee will consider all of the relevant facts and circumstances. Based on the conclusions reached, the Audit Committee will evaluate all options, including ratification, amendment or termination of the Related-Party Transaction. If the transaction is completed, the Audit Committee will evaluate the transaction taking into account the same factors to determine if rescission of the transaction and/or any disciplinary action is appropriate.

At least once each fiscal year, the Audit Committee will review any previously approved or ratified Related-Party Transactions that remain ongoing and have a remaining term of more than six months. Based on all relevant facts and circumstances and taking into consideration the Company’s contractual obligations, the Audit Committee will determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the Related-Party Transaction.

All of the transactions described in this section were approved by the Audit Committee in accordance with the Policy.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. At the Annual Meeting, our stockholders will consider and vote on a proposal to ratify the appointment of Deloitte for the Company’s fiscal year ending December 31, 2016. Deloitte has served as the Company’s independent registered public accounting firm for the past four fiscal years.

Our Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work of the Company’s independent registered public accounting firm. Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by our governing documents or applicable law. However, at the recommendation of the Audit Committee, the Board of Directors is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte and may retain that firm or another firm without resubmitting the matter to the stockholders. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Vote Required

Our Bylaws provide that the affirmative vote of the holders of a majority of the total shares present or represented by proxy at the Annual Meeting and entitled to vote will be required to ratify the appointment of Deloitte. Abstentions will be counted toward the tabulation of votes on the proposal and will have the same effect as negative votes. Brokers have discretion to vote on this proposal. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the ratification of the appointment of Deloitte.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

Fees

The following table sets forth the aggregate fees billed to the Company by Deloitte for the fiscal years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees	$796,450	$904,650
Audit-Related Fees	—	—
Tax Fees	21,808	13,751
All Other Fees	—	—

Total	$818,258	$918,401

Audit Fees

Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence in connection with acquisitions, attest services that are not required by statute or regulation and accounting consultations on proposed transactions.

Tax Fees

Tax fees consist of fees billed for professional services rendered in connection with tax compliance, tax consultation and tax planning. These services include assistance regarding federal and state tax compliance, mergers and acquisitions and tax planning.

All Other Fees

All other fees consist of fees billed for products and services other than the services reported above.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by our independent auditor. On an ongoing basis, management communicates specific projects and categories of services to be performed by the independent auditor for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the requested engagement. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

During fiscal 2015, all services by Deloitte were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee

The following report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (“Exchange Act”) irrespective of whether such filing is made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal controls over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In fulfilling these oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the fiscal year ended December 31, 2015. The Audit Committee has also discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee

Lawrence A. Hilsheimer (Chair)

Robert H. Schottenstein

Michael H. Thomas

PROPOSALS OF STOCKHOLDERS FOR THE 2017 ANNUAL MEETING

Pursuant to SEC rules, any proposal that a stockholder wishes to have included in the proxy statement and form of proxy for our 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) must be received by the Company’s Secretary at 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than December 23, 2016 to be eligible for inclusion in the 2017 proxy statement and form of proxy. Any such proposal may be included in the 2017 proxy statement and form of proxy if it complies with certain SEC rules.

In addition, under our Bylaws, if a stockholder wishes to submit a proposal for consideration at the 2017 Annual Meeting but is not requesting that such proposal be included in the 2017 proxy statement and form of proxy, or if a stockholder wishes to nominate a person for election to the Board of Directors at the 2017 Annual Meeting, a notice of such proposal or nomination must be submitted in writing and received by the Company’s Secretary at 495 South High Street, Suite 50, Columbus, Ohio 43215 no later than March 3, 2017 (but no earlier than February 1, 2017). However, if the date of the 2017 Annual Meeting is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, then notice must be received no earlier than 120 days prior to the 2017 Annual Meeting and not later than 90 days prior to the 2017 Annual Meeting or 10 days following the day on which we publicly disclose the new scheduled date of the 2017 Annual Meeting. The advance notice must include information specified in our Bylaws including information concerning the proposal or nominee, as the case may be, the stockholder’s ownership of our stock, and certain other information. In addition, under SEC rules, if a stockholder intends to present a proposal at the 2017 Annual Meeting without the inclusion of that proposal in our proxy statement and form of proxy for the 2017 Annual Meeting and written notice of the proposal is not received by the Company on or before March 8, 2017, or if the Company meets other requirements of applicable SEC rules, proxies solicited by the Board for the 2017 Annual Meeting will confer discretionary authority to vote on such proposal at the 2017 Annual Meeting.

Under our Bylaws, if the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and we do not make a public announcement naming the nominees for the additional directorship(s) at least 100 days prior to the first anniversary of the prior annual meeting, a stockholder nomination with respect to the additional directorship(s) shall also be considered timely if delivered to the Company’s Secretary not later than 10 days following the day when we publicly announce the increase in the number of directors.

You are advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you would like a copy of the Bylaws, please write to the Company’s Secretary at 495 South High Street, Suite 50, Columbus, Ohio 43215. The Bylaws may also be found on the Company’s website at http://investors.installedbuildingproducts.com/.

HOUSEHOLDING OF PROXY MATERIALS

For those stockholders who request paper delivery of the proxy materials or Notice of Internet Availability of Proxy Materials, the Company intends to deliver only one Notice of Internet Availability of Proxy Materials, 2015 Annual Report, which includes our Annual Report on Form 10-K for the 2015 fiscal year, and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. This includes brokers with account holders who are stockholders of the Company. A stockholder who wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, or wishes to stop receiving separate copies of such materials, may so request by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-800-542-1061. If you are a beneficial stockholder, information regarding householding of proxy materials should have been forwarded to you by your broker or other nominee.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Shelley A. McBride

Secretary

April 22, 2016

A copy of the Company’s 2015 Annual Report, which includes our Annual Report on Form 10-K for the 2015 fiscal year, is available without charge to stockholders of record as of the record date upon written request to: Installed Building Products, Inc., 495 South High Street, Suite 50, Columbus, Ohio 43215, Attention: Investor Relations Dept.

INSTALLED BUILDING PRODUCTS, INC.

495 SOUTH HIGH STREET, SUITE 50

COLUMBUS, OH 43215

VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/IBP2016

You may attend the Meeting via the live webcast and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02615-P76725                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTALLED BUILDING PRODUCTS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees:
01) Jeffrey W. Edwards
02) Lawrence A. Hilsheimer
03) Janet E. Jackson

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	The ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

E02616-P76725

INSTALLED BUILDING PRODUCTS, INC.

Annual Meeting of Stockholders

June 1, 2016 at 10:00 a.m.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey W. Edwards and Michael T. Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INSTALLED BUILDING PRODUCTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on Wednesday, June 1, 2016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of each of the three directors set forth on the reverse side and (2) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2016. This proxy confers discretionary authority with respect to proposals not known or determined at the time of the mailing of the notice of annual meeting of stockholders to the undersigned.

Please sign and return this proxy in the enclosed pre-addressed envelope. The tender of a proxy will not affect your right to vote by participating in the meeting via the live webcast or to submit a later dated revocation or amendment to this proxy on any of the issues set forth on the reverse side.

Continued and to be signed on reverse side